UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Commission File Number: 000-56142

OBITX, INC.
(Exact name of registrant as specified in charter)
Delaware	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 US Highway 17, Fleming Island, FL	32003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number	321-802-2474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “OBITX,”, “we” and “our” refer to OBITX, Inc. unless the context requires otherwise

Item 8.01. Other Events.

a) OBITX, Inc., a Delaware corporation (the “Company”), with its headquarters in Jacksonville, Florida is filing this current report on Form 8-K to announce that in light of the circumstances and uncertainty surrounding the effects of the COVID-19 coronavirus pandemic on the Company’s business, employees, consultants and service providers, the Company’s board of directors and management has determined that it will delay the filing of its annual report on Form 10-K for the year ended January 31, 2020 (the “Annual Report”) by up to 45 days in accordance with the SEC’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended. The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world and thus the Company’s business operations have been disrupted and it is unable to timely review and prepare the Company’s financial statements for the 2020 fiscal year. As such, the Company will be making use of the 45-day grace period provided by the SEC’s Order to delay filing of its Annual Report. The Company will file its Annual Report by no later than June 14, 2020, 45 days after the original due date of its Annual Report.

In addition, the Company will be adding the following risk factor to its future periodic reports.

War, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic, may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of service, and could have a material adverse impact on our business, results of operations, or financial conditions.

b) Effective April 17, 2020, the Company has changed its address of corporate headquarters. The business is now located at 3027 US Highway 17, Fleming Island, Florida 32003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBITX, INC.

Date: April 21, 2020

By: /s/ Michael Hawkins

Michael Hawkins,

Chief Executive Officer,

Chief Financial Officer

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